Independent Auditors' Report

To the Board of Trustees and Shareholders of Evergreen Fixed Income Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund, and Evergreen U.S. Government Fund, portfolios of Evergreen Fixed Income Trust, as of April 30, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2002 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund, and Evergreen U.S. Government Fund as of April 30, 2002, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
June 7, 2002